UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 11, 2009

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	On March 11, 2009, the Board of Directors (“Board”) of Amkor Technology, Inc. (“Company”) appointed Stephen G. Newberry as a director of the Company.

The Board has not yet made a determination regarding the committees on which Mr. Newberry will serve.

Upon his appointment to the Board, Mr. Newberry became entitled to an annual retainer of $45,000, and will be paid $2,000 for each regularly scheduled Board or committee meeting he attends, and $1,000 for each telephonic Board or committee meeting he attends. Mr. Newberry will also be entitled to reimbursement from the Company for travel and other reasonable out-of-pocket expenses he incurs in connection with attending Board and committee meetings. In addition, under the Company’s 2007 Equity Incentive Plan (“2007 Equity Plan”), upon his appointment to the Board, Mr. Newberry was automatically granted an option to purchase 20,000 shares of the Company’s common stock. Upon re-election to the Board by the Company’s stockholders, each director automatically receives an additional option to purchase 20,000 shares of the Company’s common stock, subject the terms of the 2007 Equity Plan. Mr. Newberry will become eligible for the additional option grants upon re-election by the stockholders, starting in 2010.

Additional information regarding Mr. Newberry’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.
Item 8.01. Other Events.
On February 3, 2009, the Board decreased the annual retainer for Board members by 10%.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being filed herewith.
99.1 Text of Press Release dated March 11, 2009.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Gil C. Tily
Gil C. Tily
Executive Vice President & Chief Administrative Officer

Date: March 11, 2009